EXHIBIT 10.1

SECOND SUPPLEMENTAL INDENTURE

Dated as of February 8, 2011

to

INDENTURE

Dated as of December 18, 1997

Between

CAPITOL BANCORP LTD.,

as Issuer

and

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

8.5% SUBORDINATED DEBENTURES DUE 2027

Second Supplemental Indenture, dated as of February 8, 2011 (this “Supplemental Indenture”), between Capitol Bancorp Ltd., a bank holding company duly organized and existing under the laws of the State of Michigan (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company executed and delivered the Indenture, dated as of December 18, 1997, as amended July 31, 2009, to the Trustee (the “Indenture”), to provide for the issuance of the Company’s 8.50 % Subordinated Debentures Due 2027 (the “Debentures”);

WHEREAS, pursuant to the terms of the Indenture, the Company has deferred the payment of interest on the Debentures for up to 20 consecutive quarters beginning on June 30, 2009;

WHEREAS, pursuant to the terms of the Indenture, the Company is restricted from redeeming certain debt securities during the Extended Interest Payment Period;

WHEREAS, the Company seeks to amend those restrictions as they relate to the redemption of certain debt securities resulting from an exchange of the Company’s common stock for trust preferred securities issued by a subsidiary of the Company;

WHEREAS, the Company has obtained the consent of the holders of not less than a majority in liquidation preference of Trust Securities of Capitol Trust I, has delivered to the Trustee evidence satisfactory to the Trustee that such consents have been given and, as of the date hereof, have not been withdrawn or revoked;

WHEREAS, the Company has requested the Trustee join with it in the execution and delivery of this Supplemental Indenture pursuant to Section 11.2 of the Indenture and has delivered to the Trustee Board Resolutions, an Officers’ Certificate, and an Opinion of Counsel and all other covenants and conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with as of the date hereof with respect to such authorization; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the terms of this Supplemental Indenture, and for the purpose of setting forth, as provided in the Indenture, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE 1.

AMENDED SECTIONS

Section 1.1  Section 4.3 of the Indenture is replaced in its entirety with the following language:

SECTION 4.3.    LIMITATION ON TRANSACTIONS.

If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1; or (ii) there shall have occurred any Event of Default, then (a) the Company shall not declare or pay any dividend or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) dividends or distributions in common stock of the Company; provided, however, that a dividend distribution in the form of capital stock of a subsidiary of the Company paid on or with respect to the capital stock of the Company is permitted if the subsidiary becomes a co-guarantor with the Company under the Guarantee Agreement prior to such dividend distribution, (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (iii) purchases of common stock of the Company related to the rights under any of the Company's benefit plans for its directors, officers or employees); (b) the Company shall not make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior in interest to the Debentures (other than as a result of any exchange of the Company’s common stock for securities ranking pari passu with the Trust Preferred Securities and the resultant cancellation of debt securities ranking pari passu with the Debentures); provided, however, that notwithstanding the foregoing the Company may make payments pursuant to its obligations under the Preferred Securities Guarantee.

Section 1.2  Section 5.6 of the Indenture is replaced in its entirety with the following language:

SECTION 5.6.    LIMITATION ON TRANSACTIONS.

If Debentures are issued to the Trust or a trustee of the Trust in connection with the issuance of Trust Securities by the Trust and (i) there shall have occurred any event that would constitute an Event of Default; (ii) the Company shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee relating to the Trust; or (iii) the Company shall have given notice of its election to defer payments of interest on such Debentures by extending the interest payment period as provided in this Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) dividends or distributions  in common stock of the Company; provided, however, that a dividend distribution in the form of capital stock of a subsidiary of the Company paid on or with respect to the capital stock of the Company is permitted if the subsidiary becomes a co-guarantor with the Company under the Guarantee Agreement prior to such dividend distribution, (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (iii) purchases of common stock of the Company related to the rights under any of the Company's benefit plans for its directors, officers or employees); (b) the Company shall not make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior in interest to the Debentures (other than as a result of any exchange of the Company’s common stock for securities ranking pari passu with the Trust Preferred Securities and the resultant cancellation of debt securities ranking pari passu with the Debentures); provided, however, that the Company may make payments pursuant to its obligations under the Preferred Securities Guarantee.

ARTICLE 2.

MISCELLANEOUS

Section 2.1  Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 2.2  Capitalized Terms.  Capitalized terms shall have the meaning ascribed to them under the Indenture.

Section 2.3  Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of Michigan.

Section 2.4  Separability. In case any one or more of the provisions contained in the Indenture or this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture or this Supplemental Indenture, but the Indenture and this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 2.5  Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 2.6  Concerning the Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, or with respect to any document used in connection with the solicitation of consents from the holders of Trust Securities or the consents of such holders, all of which recitals are made solely by the Company.  All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of the Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

Capitol Bancorp Ltd.

By:   ________________________________
 Name:
 Title:

The Bank of New York Mellon Trust
Company, N.A., as Trustee

By:   ________________________________
 Name:
 Title: